Exhibit 1.3

17,000,000 Shares

TECO ENERGY, INC.

Common Stock, par value $1.00 per share

UNDERWRITING AGREEMENT

October 10, 2002

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

As Representative of the Several Underwriters

Dear Sirs and Mesdames:

1.    Introductory.    TECO Energy, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the Underwriters 17,000,000 shares (the “Firm Securities”) of its common stock, par value $1.00 per share (the “Common Stock”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,550,000 additional shares (the “Optional Securities”) of its Common Stock, in each case registered under the registration statement referred to in Section 2(a). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

The Company hereby agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) as follows:

2.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each Underwriter that:

(a)    A registration statement (No. 333-83958), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective. Such registration statement, as amended at the date of this Agreement and including all material incorporated by reference therein, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act of 1933, as amended (the “Act”), and is hereinafter referred to as the “Registration Statement”, and the prospectus relating to the Offered Securities included in the Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, any related preliminary prospectus or preliminary prospectus supplement shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Agreement, or the issue date of the Prospectus, any related preliminary prospectus or preliminary prospectus supplement, as the case may be, deemed to be incorporated therein by reference.

(b)    On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the date of this Agreement, the Registration Statement and the Prospectus conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes as of the date of this Agreement or will include as of the date of any amendment or supplement thereto or any Closing Date (as defined below) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon written information, if any, relating to any Underwriter furnished to the Company by such Underwriter through Morgan Stanley & Co. Incorporated, as representative of the Underwriters (the “Representative”), specifically for use therein.

(c)    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d)    Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Significant Subsidiary”) (each Significant Subsidiary is listed on Schedule B hereto) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each other subsidiary of the Company has been duly incorporated or formed, as the case may be, and is an existing corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure of the foregoing to be correct would not have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a

Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens, encumbrances and defects as would not have a Material Adverse Effect.

(e)    The Offered Securities and all outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Common Stock.

(f)    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other entity (each, a “Person”) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(g)    There are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(h)    The Offered Securities have been approved for listing on The New York Stock Exchange (the “Stock Exchange”), subject to notice of issuance.

(i)    No consent, approval, authorization, or order of, or filing, registration or qualification with, any governmental agency or body or any court (including without limitation the Florida Public Service Commission) is required for the performance by the Company of its obligations hereunder or in connection with the consummation of the transactions contemplated by this Agreement (including without limitation in connection with the issuance and sale of the Offered Securities by the Company), except such as have been obtained and made under the Act and such as may be required under state securities laws.

(j)    The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Offered Securities will not result in a breach or violation by the Company or any Significant Subsidiary of any of the terms and provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its property or any Significant Subsidiary or any of their respective properties, (B) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant

Subsidiary is subject, except for breaches, defaults or violations that would not result in a Material Adverse Effect or (C) the charter or by-laws of the Company or any Significant Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(k)    This Agreement has been duly authorized, executed and delivered by the Company.

(l)    Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, encumbrances and defects, except for such liens, encumbrances and defects that would not have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions, except for such exceptions that would not have a Material Adverse Effect.

(m)    The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(o)    The Company and its subsidiaries own or possess adequate licenses or other rights to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)    Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(q)    Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or involving the Company or any of its property, any of its subsidiaries or any of their respective properties that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are, threatened or contemplated.

(r)    The financial statements of the Company, together with the related notes to such financial statements, included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as stated therein); and any schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. PricewaterhouseCoopers LLP, who have certified certain of such financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries as required by the Exchange Act and the Rules and Regulations thereunder.

(s)    Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)    The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(u)    The Company has filed an appropriate exemption statement pursuant to the provisions of the Public Utility Holding Company Act of 1935, as amended (the “Public Utility Holding Company Act”) and is exempt from all provisions of the Public Utility Holding Company Act except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies. The Company is not subject to the jurisdiction of the Florida Public Service Commission with respect to the issue and sale of the Offered Securities.

(v)    Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each

Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $10.67 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price therefor in federal (same day) funds by wire transfer to a bank account designated by the Company and open for the receipt of funds (and verification of the receipt thereof) on the First Closing Date (as defined below), at 9:00 A.M., New York time, on October 16, 2002, at the offices of Palmer & Dodge LLP, Boston, Massachusetts, or at such other place and time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative requests and will be made available for checking and packaging at the office of The Depository Trust Company or its designated custodian at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and each of the Underwriters agrees, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative, but shall not be earlier than three (one in case the Optional Securities are to be delivered on the First Closing Date) nor later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in federal (same day) funds by wire transfer to a bank account designated by the Company and open for the receipt of funds (and verification of the receipt thereof) on the Optional Closing Date, at the above offices of Palmer & Dodge LLP. The certificates for the

Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representative requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of The Depository Trust Company or its designated custodian at a reasonable time in advance of such Optional Closing Date.

It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.    Certain Agreements of the Company.    The Company agrees with each Underwriter that it will furnish to counsel for the Underwriters, one conformed copy of the Registration Statement, including all exhibits, in the form it became effective and all amendments thereto and that, in connection with the offering of the Offered Securities:

(a)    The Company will prepare the Prospectus in a form approved by the Representative and file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time prescribed under Rule 424(b)(5).

(b)    The Company will advise the Representative promptly in writing of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect any such amendment or supplementation to which the Representative has reasonably objected in writing; and the Company will also advise the Representative promptly in writing of the filing of any such amendment or supplement; provided, however, that the foregoing shall not apply to any of the Company’s periodic filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act if filed after the termination of the offering of Offered Securities; and the Company will also advise the Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)    If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by an Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor an Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d)    As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e)    The Company will furnish to each Underwriter copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the requesting Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)    The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for sale and to determine their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)    During the period of five years after the date of this Agreement, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, provided that any such report or proxy statement shall be deemed to be furnished when posted electronically on a web site designated by the Company to which the Underwriters have access, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request, subject to appropriate confidentiality undertakings reasonably satisfactory to the Company and the right of the Company to withhold information if required by applicable law.

(h)    The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate and the printing of memoranda relating thereto, for any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the terms of the offering of the Offered Securities, for any fees or expenses in connection with the listing of the Offered Securities on the New York Stock Exchange, and for any expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters (in all cases except for counsel fees for counsel to the Underwriters), provided, however, that the Underwriters collectively and the Company will each pay fifty percent (50%) of any expenses relating to the chartering of private aircraft; and, provided, further, however, that the Underwriters will pay for any other travel expenses of the

Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities.

(i)    The Company hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file with the Commission a registration statement under the Act relating to any additional shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided, however, the Company may file with the Commission a universal shelf registration statement under the Act relating to the issuance and sale of up to $500,000,000 aggregate offering price of securities, or (iv) publicly disclose the intention to do any of the foregoing in clause (i), (ii) or (iii) above (except with respect to filing the universal shelf registration statement permitted in clause (iii) above). The foregoing sentence shall not apply to (A) the Offered Securities to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) grants of equity-based awards to its directors, officers and employees pursuant to the terms of its director or employee incentive plans or Dividend Reinvestment and Common Stock Purchase Plan as in effect on the date of this Agreement.

5.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Offered Securities on each Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    On or prior to the date hereof, the Representative shall have received a letter addressed to the Underwriters, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i)    in their opinion the financial statements and schedules and any summary of earnings examined by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii)    they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in

Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statement;

(iii)    on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)    the unaudited financial statements, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

(B)    if any unaudited “capsule” information is contained in the Prospectus, such information does not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;

(C)    at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net current assets or net assets or stockholders’ equity as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

(D)    for the period from the closing date of the latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, in the total or per share amounts of consolidated income before extraordinary items or net income;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv)    they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b)    The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any event or change referred to in this clause (v) is so adverse and material as to make it impractical or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Offered Securities; or (vi) any change in U.S. or international financial, political or economic conditions if, in the judgment of the Representative, the effect of any event or change referred to in this clause (vi) is so adverse and material as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)    The Representative shall have received an opinion addressed to the Underwriters, dated the Closing Date, of Palmer & Dodge LLP, counsel for the Company, reasonably satisfactory in form and substance to the Representative and solely to the effect that:

(i)    The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement;

(ii)    The Offered Securities have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and

the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

(iii)    The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940;

(iv)    No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act, or as may be required under foreign or state securities laws as to which such counsel expresses no opinion;

(v)    The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Offered Securities) will not result in a breach or violation by the Company or any Significant Subsidiary of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation, or any order known to such counsel, of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties, or any agreement or instrument that is listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 or the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter, or the charter or by-laws of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(vi)    The statements in (A) the Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock,” “Underwriters,” and “Anti-Takeover Effects of our Articles of Incorporation and Bylaws, Florida Law and our Rights Plan” and (B) the Registration Statement in Item 15, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters;

(vii)    This Agreement has been duly authorized, executed and delivered by the Company;

(viii)    The Offered Securities conform as to legal matters in all material respects to the statements concerning them in the Prospectus;

(ix)    The Company is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended (the “Public Utility Holding Company Act”), except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies;

(x)    The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion within the time period required by Rule 424(b), and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(xi)    The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and any amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements, including the notes thereto, or other financial data contained therein; and

(xii)    The documents incorporated by reference in the Prospectus, and each amendment or supplement thereto, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder; it being understood that such counsel need express no opinion as to the financial statements, including the notes thereto, or other financial data contained therein.

In giving such opinion, such counsel may limit its opinion to the law of The Commonwealth of Massachusetts and the federal law of the United States, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of The Commonwealth of Massachusetts and the federal law of the United States, upon the opinion of counsel satisfactory to the Representative. Such counsel may also state that it has relied upon certificates of public officials and, insofar as such opinion involves factual matters, it has relied upon certificates of officers of the Company. In rendering its opinion, such counsel may rely as to matters of Florida law upon the opinion of Sheila M. McDevitt, Esq. and may assume due authorization, execution and delivery of all documents by parties thereto, other than the Company. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes it to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel need express no comment as to the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that its belief is based upon procedures set forth therein satisfactory to the Representative but is without independent investigation or verification.

(e)    The Representative shall have received an opinion addressed to the Underwriters, dated the Closing Date, of Sheila M. McDevitt, Esq., general counsel of the Company, reasonably satisfactory in form and substance to the Representative and solely to the effect that:

(i)    The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

(ii)    Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record and, to the best of such counsel’s knowledge, beneficially, by the Company, directly or indirectly through subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of record; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or, to the best of such counsel’s knowledge, similar rights of any securityholder of such Significant Subsidiary;

(iii)    This Agreement has been duly authorized, executed and delivered by the Company;

(iv)    The Offered Securities have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

(v)    There are no contracts, agreements or understandings known to such counsel between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(vi)    No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court (including without limitation the Florida Public Service Commission) is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws as to which such counsel expresses no opinion; and

(vii)    The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Offered Securities) will not result in a breach or violation by the Company or any

Significant Subsidiary of any of the terms and provisions of, or constitute a default by the Company or any Significant Subsidiary under, any statute, any rule or regulation, or any order known to such counsel, of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties, or any agreement or instrument that is listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 or the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter, or the charter or by-laws of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

In giving such opinion, such counsel may limit her opinion to the law of the State of Florida, and such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, upon the opinion of counsel satisfactory to the Representative. Such counsel may assume the due authorization, execution and delivery of documents by the parties thereto, other than the Company.

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes her to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel need express no comment as to the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Registration Statement or the Prospectus. With respect to the statement described in the preceding sentence, such counsel may state that her belief is based upon procedures set forth therein satisfactory to the Representative but is without independent investigation or verification.

(f)    The Representative shall have received from Ropes & Gray, counsel for the Underwriters, such opinion or opinions addressed to the Underwriters, dated the Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)    The Representative shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(h)    The Representative shall have received a letter addressed to the Underwriters, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(i)    The Representative shall have received a letter, dated the Closing Date, substantially in the form of Exhibit A hereto, from each of the officers and directors of the Company.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters.

6.    Indemnification and Contribution.

(a)    The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each Person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by such Underwriter through the Representative, specifically for use therein; and, provided, further, that, this indemnity with respect to the Prospectus or any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the Person asserting any such loss, claim, damage or liability purchased the Offered Securities that are the subject thereof if (i) such Underwriter did not send or deliver to such Person a copy of the Prospectus (or the Prospectus, as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Offered Securities to such Person (but only to the extent that such loss, claim, damage or liability is determined by a court of competent jurisdiction to arise out of the untrue statement or omission of a material fact that was corrected in the Prospectus (or the Prospectus, as amended or supplemented) that was not delivered by such Underwriter at or prior to confirmation of sale) in any case where such delivery is required by the Act, (ii) the Company has provided to such Underwriter sufficient quantities of the Prospectus (or the Prospectus, as amended or supplemented) in sufficient time to enable such Underwriter to deliver to such Person a copy of the Prospectus (or the Prospectus, as amended or supplemented) in a timely manner, and (iii) the untrue statement or omission of a material fact contained in the Prospectus or any related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus, as amended or supplemented).

(b)    Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information, if any, relating to such Underwriter furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to subsection (a) above, and by the Company, in the case of parties indemnified pursuant to subsection (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by an Underwriter through the Representative and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, director or officer of such Underwriter and each Person, if any, who controls any Underwriter within the meaning of Section 15 of the Act; and the obligations of each Underwriter under this Section shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signed the Registration Statement and to each Person, if any, who controls the Company within the meaning of the Act.

7.    Default of Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under this Agreement and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total of Offered Securities, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other Persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not

consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the non-defaulting Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9.    Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, shall be directed to the Representative and will be mailed, delivered or telegraphed and confirmed to them at: Morgan Stanley & Co. Incorporated, Attention: Equity Capital Market Syndicate Desk, facsimile (212) 761-0538, 1585 Broadway, 36th Floor, New York, NY 10036, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 702 North Franklin Street, Tampa, Florida 33602, Attention: Corporate Secretary.

10.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, officers and directors and controlling persons referred to in Section 6, and no other Person will have any right or obligation hereunder. No purchaser of the Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

11.    Representation of Underwriters.    The Representative will act for the several Underwriters in connection with this Agreement, and any action taken by the Representative will be binding upon all the Underwriters.

12.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

13.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TECO ENERGY, INC.

By    /s/  GORDON L. GILLETTE
        Name:  Gordon L. Gillette
        Title:  Senior Vice President—
                    Finance and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By    /s/  WILLIAM BLAIS
        Name: William Blais
        Title: Executive Director

Acting on behalf of itself and as the
Representative of the Underwriters named in
Schedule A

SCHEDULE A

Underwriter	Number of Firm Securities
Morgan Stanley & Co. Incorporated	8,500,000
UBS Warburg LLC	1,700,000
Banc of America Securities LLC	1,700,000
Salomon Smith Barney Inc.	1,700,000
Robert W. Baird & Co. Incorporated	1,020,000
CIBC World Markets Corp.	1,020,000
Credit Lyonnais Securities (USA) Inc.	340,000
J.P. Morgan Securities Inc.	340,000
SG Cowen Securities Corporation	340,000
TD Securities (USA) Inc.	340,000

Total	17,000,000

SCHEDULE B

1.    Tampa Electric Company

2.    TECO Transport Corporation

3.    TECO Diversified, Inc.

4.    TECO Power Services Corporation

5.    TECO Coal Corporation

EXHIBIT A

October 7, 2002

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TECO Energy, Inc., a Florida corporation, and any successor (by merger or otherwise) (the “Company”) providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $1.00 per share, of the Company (the “CommonStock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts; provided, that in the case of any transfer pursuant to this clause (c), each donee shall execute and deliver to Morgan Stanley a duplicate form of this Lock-Up Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This Lock-Up Agreement shall lapse and become null and void if the pricing of the Public Offering shall not have occurred on or before December 15, 2002.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)